Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Bellerophon Therapeutics, Inc.:
We consent to the use of our report incorporated by reference herein.

/s/ KPMG LLP
Short Hills, New Jersey
June 25, 2018